Exhibit 99.1

PROXY

10X CAPITAL VENTURE ACQUISITION CORP

1 World Trade Center, 85th Floor

New York, NY 10007

(212) 257-0069

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING IN LIEU OF
2021 ANNUAL MEETING OF STOCKHOLDERS OF 10X CAPITAL VENTURE ACQUISITION CORP

TO BE HELD ON

                     , 2021

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice and Proxy Statement (the “Proxy Statement”), and hereby appoints Hans Thomas and David Weisburd, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of 10X Capital Venture Acquisition Corp (the “Company”) to be held virtually on , 2021, at Eastern Time, accessible at or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on              , 2021, at Eastern Time: The notice of special meeting and the accompanying proxy statement/prospectus are available at             .

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, IF PRESENTED.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE MERGER PROPOSAL), “FOR” PROPOSAL 2 (THE CLASS B CHARTER PROPOSAL), “FOR” PROPOSAL 3 (THE MATERIAL DIFFERENCES CHARTER PROPOSAL) AND “FOR” PROPOSAL 4 (THE ADJOURNMENT PROPOSAL), IF PRESENTED.

EACH OF THE MERGER PROPOSAL, THE CLASS B CHARTER PROPOSAL AND THE MATERIAL DIFFERENCES CHARTER PROPOSAL IS Cross-CONDITIONED ON THE APPROVAL OF each other. THE Adjournment Proposal is NOT conditioned on the approval of any other PROPOSAL. IF ANY OF thE MERGER Proposal, THE CLASS B CHARTER PROPOSAL OR THE MATERIAL DIFFERENCES CHARTER PROPOSAL is not approved, then the MERGER will not be consummated.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PROXY

1.	The Merger Proposal – To adopt the Agreement and Plan of Merger, dated as of February 3, 2021 and to approve the merger contemplated by such agreement (the “Merger”) by and among REE Automotive Ltd, a corporation organized under the laws of Israel (“REE”), Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of REE (“Merger Sub”), and the Company, which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of REE. In connection with the Merger, REE will list as a publicly-traded company on Nasdaq and will continue to conduct the automotive technology business conducted by REE prior to the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Class B Charter Proposal – To amend the Company’s amended and restated certificate of incorporation (the “Existing 10X Capital Charter”) by adopting the second amended and restated certificate of incorporation (the “Proposed 10X Capital Charter”), which will provide that, immediately prior to the consummation of the Merger, all shares of 10X Capital Class B Common Stock will automatically convert into shares of 10X Class A Common Stock with an amended conversion ratio adjustment.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Material Differences Charter Proposal – To approve the material differences between the Existing 10X Capital Charter and REE’s articles of association to be in effect following the Merger (the “Amended and Restated Articles”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The Adjournment Proposal – To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, the Company is not authorized to consummate the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.